SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Loan and Security Agreement (this “Seventh Amendment”) made and entered into as of the 28th day of October, 2022, is by and among S&W Seed Company, a Nevada corporation (“S&W Seed”), Seed Holding, LLC, a Nevada limited liability company (“Seed Holding”), and Stevia California, LLC, a California limited liability company (“Stevia CA”; S&W Seed, Seed Holding and Stevia CA are each individually a “Borrower” and collectively referred to as “Borrowers”), the other Loan Parties hereto, the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”), and CIBC BANK USA (in its individual capacity, “CIBC”), as administrative agent for the Lenders (“Administrative Agent”).

W I T N E S S E T H:

WHEREAS, prior hereto, Lenders provided loans, extensions of credit and other financial accommodations to Borrowers pursuant to (a) that certain Loan and Security Agreement dated as of December 26, 2019, as amended by that certain First Amendment to Loan and Security Agreement dated as of September 22, 2020, that certain Second Amendment to Loan and Security Agreement dated as of December 30, 2020, that certain Third Amendment to Loan and Security Agreement dated as of May 13, 2021, that certain Fourth Amendment to Loan and Security Agreement dated as of September 24, 2021, that certain Fifth Amendment to Loan and Security Agreement dated as of May 13, 2022, and that certain Sixth Amendment to Loan and Security Agreement dated as of September 22, 2022, each by and among Lenders, Borrowers, the other Loan Parties thereto and Administrative Agent (collectively, the “Loan Agreement”), and (b) the other documents, agreements and instruments referenced in the Loan Agreement or executed and delivered pursuant thereto;

WHEREAS, Borrowers desire Administrative Agent and Lenders to, (a) among other things, increase the Total Revolving Loan Commitment from $18,000,000 to $21,000,000, and (b) modify the Eligible Inventory Sublimit (collectively, the “Additional Financial Accommodations”); and

WHEREAS, Administrative Agent and Lenders are willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Seventh Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Administrative Agent, Lenders, Borrowers and the other Loan Parties hereto hereby agree as set forth in this Seventh Amendment.

I.
Definitions.
A.
Use of Defined Terms. Except as expressly set forth in this Seventh Amendment, all terms which have an initial capital letter where not required by the rules of grammar are used herein as defined in the Loan Agreement.
B.
Amended Definitions. Effective as of the Seventh Amendment Effective Date, Section 1.1 of the Loan Agreement is hereby amended by substituting the definitions set forth below for the corresponding definitions set forth in the Loan Agreement, respectively:

Eligible Inventory Sublimit shall mean, as of the Seventh Amendment Effective Date, $12,000,000.00, or such higher or lower number as may be determined by Administrative Agent in its sole and absolute discretion; provided that (a) the Eligible Inventory Sublimit shall automatically decrease by the amount of the proceeds of the Specified Letter of Credit received by Administrative Agent and applied to the Revolving Loans in accordance with Section 2.3.3(c) effective upon Administrative Agent’s receipt of such proceeds, and (b) for so long as the Specified Letter of Credit is outstanding, Administrative Agent shall not decrease the Eligible Inventory Sublimit to an amount that is less than the proceeds available to be drawn under the Specified Letter of Credit.

Maximum Loan Amount shall mean Twenty-One Million and No/100 Dollars ($21,000,000.00).

MFP Loan Agreement shall mean that certain Subordinate Loan and Security Agreement, dated as of September 22, 2022, by and between MFP and S&W Seed, as amended by that First Amendment to Subordinate Loan and Security Agreement, dated as of the Seventh Amendment Effective Date, as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, in each case in form and substance satisfactory to Administrative Agent in its sole discretion.

Specified Letter of Credit shall mean that certain Letter of Credit No. NUSCG044349 issued by JPMorgan Chase Bank, N.A., for the account of MFP, in the original face amount of $9,000,000, as amended on or before the Seventh Amendment Effective Date increasing the face amount to $12,000,000, as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, in each case in form and substance satisfactory to Administrative Agent in its sole discretion.

Total Revolving Loan Commitment shall mean an amount equal to Twenty-One Million and No/100 Dollars ($21,000,000.00) except as such amount may be increased or, upon the occurrence and at all times during the continuance of an Event of Default, decreased by Required Lenders in their sole discretion.

C.
New Definitions. Effective as of the Seventh Amendment Effective Date, Section 1.1 of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

Seventh Amendment Effective Date shall mean October 28, 2022.

II.
Amendments to Loan Agreement. Effective as of the Seventh Amendment Effective Date:
A.
Annex 1 to the Loan Agreement is hereby deleted and replaced with Annex 1 attached to this Seventh Amendment.
III.
Conditions Precedent. Administrative Agent’s and Lenders’ obligations to provide the Additional Financial Accommodations to Borrowers are subject to the full and timely performance of the following covenants prior to or contemporaneously with the execution and delivery of this Seventh Amendment:
A.
Borrowers executing and delivering, or causing to be executed and delivered to the Administrative Agent and the Lenders, the following documents, each of which shall be in form and substance acceptable to the Administrative Agent and the Lenders:
(i)
a Note of even date herewith, payable by Borrowers to the order of CIBC in the original principal amount of $21,000,000.00;
(ii)
an amendment to the Specified Letter of Credit increasing the face amount thereof to $12,000,000.00;
(iii)
a consent to this Seventh Amendment from Rooster; and
(iv)
such other agreements, documents and instruments as Administrative Agent or Lenders may reasonably request.

B.
No Default or Event of Default exists under the Loan Agreement, as amended by this Seventh Amendment, or any of the other Loan Documents;
C.
No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Administrative Agent and the Lenders prior to the date hereof shall be pending or known to be threatened against Borrowers or any other Loan Party and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Administrative Agent is likely to materially or adversely affect the financial position or business of Borrowers or any other Loan Party or the capability of Borrowers to pay their obligations and liabilities to Lenders; and
D.
There shall have been no Material Adverse Effect since the date of each Borrower’s most recent financial statements delivered to Administrative Agent.
IV.
Organizational Information. Each Loan Party hereby represents and warrants to Administrative Agent and Lenders that as of the Seventh Amendment Effective Date, (a) the formation and organizational documents of each such Loan Party attached to the Company General Certificates dated as of December 26, 2019, executed and delivered by each such Loan Party to Administrative Agent and Lenders (the “Certificates”), have not been modified or altered in any way, (b) the officers, members or managers, as applicable, for each Loan Party set forth in each such Certificate, that are authorized to execute documents on behalf of such Loan Party remain duly authorized officers, members or managers of such Loan Party, except that Matthew K. Szot has been replaced each time he appears in any such Certificate by Betsy Horton, (c) the resolutions attached to each of such Certificate have not been modified, rescinded or altered in any way and are sufficient to authorize the execution and delivery of this Seventh Amendment and the other agreements, documents and instruments executed and delivered in connection herewith, and (d) each Loan Party is and continues to be in good standing in the state of its formation and in all other states where it is qualified or licensed to do business in which the laws thereof require such Loan Party to be so qualified or licensed except where the failure to qualify would not have a material adverse effect.
V.
Conflict. If, and to the extent, the terms and provisions of this Seventh Amendment contradict or conflict with the terms and provisions of the Loan Agreement, the terms and provisions of this Seventh Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Seventh Amendment do not contradict or conflict with the terms and provisions of the Loan Agreement, the Loan Agreement, as amended by this Seventh Amendment, shall remain in and have its intended full force and effect, and Lenders, Administrative Agent and Borrowers hereby affirm, confirm and ratify the same.
VI.
Severability. Wherever possible, each provision of this Seventh Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Seventh Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Seventh Amendment, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.
VII.
Reaffirmation. Each Loan Party hereby reaffirms and remakes all of its respective representations, warranties, covenants, duties, obligations and liabilities contained in the Loan Agreement, as amended hereby, and the other Loan Documents.
VIII.
Fees, Costs and Expenses. Borrowers agree to pay, upon demand, all fees, costs and expenses of Administrative Agent and Lenders, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Seventh Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

IX.
Reservation of Rights. ADMINISTRATIVE AGENT AND LENDERS RESERVE ALL OF THEIR RIGHTS AND REMEDIES, INCLUDING ALL SECURITY INTERESTS, ASSIGNMENTS AND LIENS PURSUANT TO THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS WELL AS ANY RIGHTS AND REMEDIES AT LAW, IN EQUITY OR OTHERWISE. NOTHING CONTAINED IN THIS SEVENTH AMENDMENT SHALL BE OR BE DEEMED A WAIVER OF ANY PRESENTLY EXISTING OR ANY HEREAFTER ARISING OR OCCURRING BREACH, DEFAULT OR EVENT OF DEFAULT, NOR SHALL PRECLUDE THE SUBSEQUENT EXERCISE OF ANY OF ADMINISTRATIVE AGENT’S OR LENDERS’ RIGHTS OR REMEDIES.
X.
Choice of Law. This Seventh Amendment has been delivered and accepted in Chicago, Illinois, and shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.
XI.
Counterparts. This Seventh Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this Seventh Amendment and the other agreements, documents and instruments executed in connection herewith will be deemed an acceptable original for purposes of consummating this Seventh Amendment and such other agreements, documents and instruments; provided, however, each Borrower and each other Loan Party shall be required to deliver to the Administrative Agent original executed signature pages in substitution for said facsimile or email transmitted signature pages upon the Administrative Agent’s request therefor.
XII.
Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE LOAN AGREEMENT, AS AMENDED FROM TIME TO TIME, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY OTHER AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
XIII.
WAIVER AND RELEASE OF CLAIMS. IN CONSIDERATION OF ADMINISTRATIVE AGENT’S AND EACH LENDER’S EXECUTION AND DELIVERY OF THIS SEVENTH AMENDMENT, EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY, INDIVIDUALLY AND COLLECTIVELY, WAIVES, RELEASES AND FOREVER DISCHARGES ADMINISTRATIVE AGENT, EACH LENDER, THEIR PREDECESSORS, PARENTS, SUBSIDIARIES, AFFILIATES, AGENTS, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, ATTORNEYS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, AND EACH OF THEM (EACH A “RELEASED PARTY”), OF AND FROM ANY AND ALL CLAIMS, DEMANDS, COUNTERCLAIMS, SET-OFFS, DEFENSES, DEBTS, OBLIGATIONS, COSTS, EXPENSES, ACTIONS, CAUSES OF ACTION AND DAMAGES OF EVERY KIND, NATURE AND DESCRIPTION WHATSOEVER, KNOWN OR UNKNOWN, FORESEEABLE OR UNFORESEEABLE, LIQUIDATED OR UNLIQUIDATED, AND INSURED OR UNINSURED, WHICH ANY BORROWER OR ANY OTHER LOAN PARTY HERETOFORE, NOW OR FROM TIME TO TIME HEREAFTER OWNS, HOLDS OR HAS BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER, ARISING ON OR BEFORE THE DATE OF THIS SEVENTH AMENDMENT FROM, RELATING TO OR IN CONNECTION WITH THE LOAN DOCUMENTS, THE OBLIGATIONS, THIS SEVENTH AMENDMENT, BORROWERS’ OR ANY OTHER LOAN PARTY’S BANKING OR CASH MANAGEMENT RELATIONSHIP WITH ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER RELEASED PARTY OR ANY MATTERS RELATING TO ANY OF THE FOREGOING

[signature pages follow]

In Witness Whereof, Administrative Agent, Lenders, Borrowers and each other Loan Party have caused this Seventh Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWERS:

S&W SEED COMPANY, a Nevada corporation		SEED HOLDING, LLC a Nevada limited liability company

By:	/s/ Betsy Horton	By:	/s/ Betsy Horton
	Betsy Horton, Chief Financial Officer		Betsy Horton, Manager

STEVIA CALIFORNIA, LLC, a California limited liability company

By:	/s/ Betsy Horton
Betsy Horton, Manager

[Signature page to Seventh Amendment to Loan and Security Agreement]

CIBC BANK USA,
as Administrative Agent and as a Lender

By: /s/ Jennifer Kempton
Name: Jennifer Kempton
Title: Managing Director

[Signature page to Seventh Amendment to Loan and Security Agreement]

ANNEX 1 – COMMITMENTS

Lender	Revolving Loan Commitment	Percentage
CIBC BANK USA	$21,000,000.00	100.000000000
Total	$21,000,000.00	100.000000000